                                                                    Exhibit 24.1
                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Ronald L. Chez, has made, constituted and appointed, and by these presents does hereby make, constitute and appoint Alan Jay Goldstein and Barry L. Fischer, each with full power of substitution, his true and lawful attorney-in-fact, for him and in his name, place and stead to execute, acknowledge, deliver and file any and all filings required by Sections 13 and 16 of the Securities Exchange Act of 1934,
as amended and the rules and regulations promulgated thereunder, respecting securities beneficially owned by him, including, but not limited to, Schedules
13D, Schedules 13G, Forms 3, Forms 4, and Forms 5.

     The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein.

     The undersigned agrees and represents to those dealing with its attorney-
in-fact herein, Alan Jay Goldstein and Barry L. Fischer, that this Power of
Attorney  may be voluntarily revoked only by written notice to such attorney-in-
fact.

     WITNESS THE EXECUTION HEREOF, July 10, 2009.

                                      /s/ Ronald L. Chez
                                      ------------------
                                      Ronald L. Chez